Exhibit 4.1

TO BE RECORDED AND WHEN

RECORDED RETURN TO:

Hunton Andrews Kurth LLP

550 South Hope Street, Suite 2000

Los Angeles, CA 90071

Attention: Robert M. Johnson, Esq.

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of November 16, 2020

SUPPLEMENT TO INDENTURE OF MORTGAGE

Dated as of June 19, 2020

PACIFIC GAS AND ELECTRIC COMPANY

ISSUER (MORTGAGOR)

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

TRUSTEE (MORTGAGEE)

i

SEVENTH SUPPLEMENTAL INDENTURE, dated as of November 16, 2020 (this “Seventh Supplemental Indenture”), by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation (the “Company”), as Mortgagor, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee under the Mortgage Indenture (as hereinafter defined) and Mortgagee (the “Trustee”).

RECITALS OF THE COMPANY

A.    The Company and the Trustee are parties to that certain Indenture of Mortgage, dated as of June 19, 2020 (together with all indentures supplemental thereto, the “Mortgage Indenture”), providing for the issuance by the Company of Bonds (as defined in the Mortgage Indenture) from time to time.

B.    Under the Mortgage Indenture, the Company is authorized to issue unlimited series of Bonds and establish one or more series of Bonds at any time in accordance with the provisions of the Mortgage Indenture, and the terms of such series of Bonds may be described by a supplemental indenture executed by the Company and the Trustee.

C.    Pursuant to Section 3.01 of the Mortgage Indenture, the Company and the Trustee deem it advisable to enter into this Seventh Supplemental Indenture for the purposes of establishing the terms of one series of Bonds.

D.    The execution and delivery of this Seventh Supplemental Indenture has been authorized by a Board Resolution (as defined in the Mortgage Indenture).

E.    Concurrent with the execution hereof, the Company has caused its counsel to deliver to the Trustee an Opinion of Counsel (as defined in the Mortgage Indenture) pursuant to Section 14.03 of the Mortgage Indenture.

F.    The Company has done all things necessary to make this Seventh Supplemental Indenture a valid agreement of the Company in accordance with its terms.

NOW, THEREFORE, the Company and the Trustee agree, for the benefit of each other and the equal and proportionate benefit of all Holders of the Bonds established hereby, as follows:

ARTICLE I

DEFINITIONS

Unless the context otherwise requires, capitalized terms used but not defined herein have the meaning set forth in the Mortgage Indenture.

The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Seventh Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

The following additional definitions are hereby established for purposes of this Seventh Supplemental Indenture and shall have the meanings set forth in this Seventh Supplemental Indenture only for purposes of this Seventh Supplemental Indenture:

“Benchmark” means, initially, three-month U.S. dollar LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to three-month U.S. dollar LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Company (or the Designee) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or the Designee) as of the Benchmark Replacement Date:

(1)	the sum of (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)

the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4)	the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(5)

the sum of (a) the alternate rate of interest that has been selected by the Company (or the Designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate debt securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or the Designee) as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or the Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate debt securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, changes to the definition of “Corresponding Tenor” solely when such tenor is longer than the interest period and other administrative matters) that the Company (or the Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or the Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or the Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or the Designee) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; and

(3)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the

Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Calculation Agency Agreement” means the Calculation Agency Agreement, dated as of November 16, 2020, by and between the Calculation Agent and the Company, as such agreement may be amended, modified or supplemented from time to time.

“Calculation Agent” has the meaning set forth in Section 205(a).

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company (or the Designee) in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)

if and to the extent that the Company (or the Designee) determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company (or the Designee) giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate debt securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the Margin.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Designee” has the meaning set forth in Section 205(a).

“DTC” means The Depository Trust Company.

“Floating Rate Bonds” has the meaning set forth in Section 201.

“Interest Determination Date” has the meaning set forth in Section 205.

“Interest Rate” has the meaning set forth in Section 205(a).

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor, excluding the applicable ISDA Fallback Adjustment.

“LIBOR” means the three-month U.S. dollar London Interbank Offered Rate.

“London Business Day” means any day on which dealings in United States dollars are transacted on the London interbank market.

“Margin” has the meaning provided in Section 205(a).

“Original Issue Date” means November 16, 2020.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is three-month U.S. dollar LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such determination, and (2) if the Benchmark is not three-month U.S. dollar LIBOR, the time determined by the Company (or the Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NY Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NY Federal Reserve or any successor thereto.

“Reuters Screen LIBOR01 Page” means the display designated on page “LIBOR01” on Reuters (or such other page as may replace the LIBOR01 page on that service or any successor service for the purpose of displaying LIBOR for U.S. dollar deposits of major banks).

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NY Federal Reserve, as the administrator of the benchmark, or a successor administrator, on the website of the NY Federal Reserve at http://www.newyorkfed.org, or any successor source.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement, excluding the Benchmark Replacement Adjustment.

“U.S. Government Securities” means any:

(1)

security which is (i) a direct obligation of the United States for the payment of which the full faith and credit of the United States is pledged or (ii) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in the case of clause (i) or (ii), is not callable or redeemable at the option of the issuer of the obligation; and

(2)

depositary receipt issued by a bank (as defined in the Securities Act) as custodian with respect to any security specified in clause (a) above and held by such bank for the account of the holder of such depositary receipt or with respect to any specific payment of principal of or interest on any such security held by any such bank, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of interest on or principal of the U.S. Government Securities evidenced by such depositary receipt.

ARTICLE II

ESTABLISHMENT OF FLOATING RATE FIRST MORTGAGE BONDS DUE 2021

SECTION 201	Establishment and Designation of the Floating Rate Bonds.

Pursuant to the terms hereof and Section 3.01 and Article V of the Mortgage Indenture, the Company hereby establishes a thirty-sixth series of Bonds designated as the “Floating Rate First Mortgage Bonds due 2021” (“Floating Rate Bonds”). The Floating Rate Bonds may be reopened, from time to time, for issuances of additional Bonds of such series subject to the terms of Article V of the Mortgage Indenture, and any additional Bonds issued and comprising Floating Rate Bonds shall have identical terms as the Floating Rate Bonds, except that the issue price, issue date and, in some cases, the first Interest Payment Date may differ.

SECTION 202	Form of Floating Rate Bonds.

The Floating Rate Bonds shall be issued in the form of one or more Global Bonds in substantially the form set forth in Exhibit A.

SECTION 203	Principal Amount.

The Floating Rate Bonds shall be issued in an initial aggregate principal amount of $1,450,000,000.

SECTION 204	Stated Maturity; Minimum Denominations.

The Floating Rate Bonds shall have a Stated Maturity of November 15, 2021.

The Floating Rate Bonds are issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

SECTION 205	Interest.

(a)    Except as set forth in this Section 205, the Floating Rate Bonds will bear interest for each interest period at a rate determined by the Calculation Agent (as defined below). The Calculation Agent is The Bank of New York Mellon Trust Company, N.A., until such time as the Company appoints a successor calculation agent (herein called the “Calculation Agent”, which term includes any successor Calculation Agent under the Mortgage Indenture). The interest rate for the Floating Rate Bonds (the “Interest Rate”) for a particular interest period will be a per annum rate equal to LIBOR as determined on the applicable Interest Determination Date (as defined below) by the Calculation Agent plus 1.375% (the “Margin”). The Interest Rate on the Floating Rate Bonds will be reset on the first day of each interest period other than the initial interest period (each an “Interest Reset Date”). Interest on the Floating Rate Bonds will be payable quarterly February 15, May 15, August 15 and November 15 of each year, beginning February 15, 2021. An interest period is the period commencing on an Interest Payment Date (or, in the case of the initial interest period, commencing on November 16, 2020) and ending on the day preceding the next Interest Payment Date.

The interest determination date for an interest period will be the second London Business Day preceding such interest period (the “Interest Determination Date”). Promptly upon determination, the Calculation Agent will inform the Trustee and the Company, or as set forth in this Section 205, the Company or its designee (which may be an independent financial advisor or such other designee of the Company (any of such entities, a “Designee”)) will inform the Trustee, of the Interest Rate for the next interest period. Absent manifest error, the determination of the Interest Rate by the Calculation Agent, or as set forth in this Section 205, by the Company (or the Designee), shall be binding and conclusive on the Holders of the Floating Rate Bonds, the Trustee and the Company. For the avoidance of doubt, in no event shall the Calculation Agent or the Trustee be the Designee.

In no event shall the Calculation Agent be responsible for determining any substitute for LIBOR, or for making any adjustments to any alternative benchmark or spread thereon, the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark. In connection with the foregoing, the Calculation Agent shall be entitled to conclusively rely on any determinations made by the Company (or the Designee) and shall have no liability for such actions taken at the direction of the Company.

Any determination, decision or election that may be made by the Company (or the Designee) in connection with a Benchmark Transition Event or a Benchmark Replacement, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Company’s (or the Designee’s) sole discretion, and, notwithstanding anything to the contrary herein, will become effective without consent from any other party. None of the Trustee or the Calculation Agent will have any liability for any determination made by or on behalf of the Company (or the Designee) in connection with a Benchmark Transition Event or a Benchmark Replacement.

On any Interest Determination Date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable interest period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on that Interest Determination Date.

(b)    Upon written request from any Holder of Floating Rate Bonds, the Calculation Agent will provide the Interest Rate in effect for the Floating Rate Bonds for the current interest period and, if it has been determined, the Interest Rate to be in effect for the next interest period.

(c)    All percentages resulting from any calculation of any Interest Rate for the Floating Rate Bonds will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 8.986865% (or 0.08986865) being rounded to 8.98687% (or 0.0898687)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

(d)    The Interest Rate on the Floating Rate Bonds will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States laws of general application. Additionally, the Interest Rate on the Floating Rate Bonds will in no event be lower than zero.

(e)    Interest on the Floating Rate Bonds will accrue from November 16, 2020, or from the most recent Interest Payment Date to which interest has been paid or provided for. If any Interest Payment Date (other than the maturity date) falls on a date that is not a Business Day, the payment will be made on the next Business Day, except that if that Business Day is in the immediately succeeding calendar month, the interest payment will be made on the next preceding Business Day, in each case with interest accruing to the applicable Interest Payment Date (as so adjusted). If the maturity date of the Floating Rate Bonds falls on a day that is not a Business Day, then the related payment of principal and interest will be made on the next day that is a Business Day with the same effect as if made on the date that the payment was first due, and no interest will accrue on the amount so payable for the period from the maturity date. Interest on the Floating Rate Bonds will be calculated on the basis of the actual number of days in each quarterly interest period and a 360-day year.

(f)    If LIBOR cannot be determined on the Interest Determination Date as described in Section 205(a), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Company, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable interest period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on the Interest Determination Date by three major banks in The City of New York selected by the Company for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided that if the banks selected by the Company are not providing quotations in the manner described by this sentence, LIBOR will be the same as the rate determined for the immediately preceding Interest Reset Date or if there is no immediately preceding Interest Reset Date, LIBOR will be the same as the rate determined for the initial interest period.

(g)    Notwithstanding Sections 205(e) and 205(f), if the Company (or the Designee) determines on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then current Benchmark, then (i) the Company shall promptly provide notice of such determination to the Calculation Agent and (ii) the provisions set forth in Section 205(h) will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the rate and amount of interest payable on the Floating Rate Bonds during the relevant interest period. In accordance with Section 205(h), after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period on the Floating Rate Bonds will be an annual rate equal to the sum of the Benchmark Replacement and the Margin as determined by the Company or its Designee.

The foregoing notwithstanding, if the Company (or the Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, but for any reason the Benchmark Replacement has not been determined as of the relevant Interest Determination Date, the Interest Rate for the applicable interest period will be equal to the Interest Rate on the last Interest Determination Date for the Floating Rate Bonds, as determined by the Company or its Designee.

The Calculation Agent will, upon the request of any holder of the Floating Rate Bonds, provide the Interest Rate then in effect with respect to the Floating Rate Bonds. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company and the Holders of the Floating Rate Bonds.

(h)    If the Company (or the Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Bonds in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company (or the Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision, election or calculation that may be made by the Company (or the Designee) pursuant to this Section 205(h), including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or the Designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Floating Rate Bonds, shall become effective without consent from the Holders of the Floating Rate Bonds or any other party.

SECTION 206	No Sinking Fund.

No sinking fund is provided for any of the Floating Rate Bonds.

SECTION 207	Paying Agent and Bond Registrar.

The Trustee is hereby appointed as initial Paying Agent and initial Bond Registrar for the Floating Rate Bonds. The Place of Payment of the Floating Rate Bonds shall be the Corporate Trust Office of the Trustee.

SECTION 208	Global Securities; Appointment of Depositary for Global Securities.

The Floating Rate Bonds shall be issued in the form of one or more permanent Global Bonds as provided in Section 3.14 of the Mortgage Indenture and deposited with, or on behalf of, the Depositary, or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee. The Company hereby initially appoints DTC to act as the Depositary with respect to all Floating Rate Bonds, and the Floating Rate Bonds shall initially be registered in the name of Cede & Co., as the nominee of DTC.

The Company and DTC have executed a Blanket Letter of Representations, and the Trustee is hereby authorized, in connection with any successor nominee for DTC or any successor Depositary, to enter into appropriate or comparable arrangements, if necessary, and shall have the same rights with respect to its actions thereunder as it has with respect to its actions under the Mortgage Indenture.

None of the Company, the Trustee, any Paying Agent or any Bond Registrar will have any responsibility or liability for any aspect of Depositary records relating to, or payments made on account of, beneficial ownership interests in a Global Bond or for maintaining, supervising or reviewing any Depositary records relating to such beneficial ownership interests, or for transfers of beneficial interests in the Bonds or any transactions between the Depositary and beneficial owners.

SECTION 209	Optional Redemption.

(a)    The Floating Rate Bonds are not subject to optional redemption.

SECTION 210	Other Terms of the Floating Rate Bonds.

The other terms of the Floating Rate Bonds shall be as expressly set forth herein and in Exhibit A.

ARTICLE III

AMENDMENT, SUPPLEMENT AND WAIVER

The Trustee and the Company may not modify, amend or supplement this Seventh Supplemental Indenture except as set forth in Article XIV of the Mortgage Indenture as if (a) references in Article XIV to “this Indenture” and “hereto” are deemed to include the Seventh Supplemental Indenture, and (b) references to the Bonds of any series “Outstanding under this Indenture” (or similar expressions and phrases) are deemed to refer only to the Floating Rate Bonds and no other Bonds.

ARTICLE IV

COVENANTS

Each of the agreements and covenants of the Company contained in Article VII of the Mortgage Indenture shall apply to the Bonds established hereby as of the Original Issue Date.

ARTICLE V

MISCELLANEOUS

SECTION 501	Concerning the Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company. Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Seventh Supplemental Indenture other than as set forth in the Mortgage Indenture; and this Seventh Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Mortgage Indenture, as fully to all intents as if the same were herein set forth at length.

SECTION 502	Application of Seventh Supplemental Indenture.

Except as provided herein, each and every term and condition contained in this Seventh Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Mortgage Indenture shall apply only to the Floating Rate Bonds established hereby and not to any other series of Bonds established under the Mortgage Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with, this Seventh Supplemental Indenture, the Mortgage Indenture shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 503	Headings.

The headings of the several Articles of this Seventh Supplemental Indenture are inserted for convenience of reference, and shall not be deemed to be any part hereof.

SECTION 504	Effective Date.

This Seventh Supplemental Indenture shall be effective upon the execution and delivery hereof by each of the parties hereto.

SECTION 505	Counterparts.

This Seventh Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall together constitute but one and the same instrument. Delivery of an executed Seventh Supplemental Indenture by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 506	Governing Law.

The laws of the State of New York shall govern this Seventh Supplemental Indenture and the Floating Rate Bonds, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 507	Severability.

In case any provision in this Seventh Supplemental Indenture or the Floating Rate Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

PACIFIC GAS AND ELECTRIC COMPANY, as Issuer (Mortgagor)

By:	/s/ Margaret K. Becker
Name: Margaret K. Becker
Title: Senior Director and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee (Mortgagee)

By:	/s/ Tamara Klement-Ellis
Name: Tamara Klement-Ellis
Title: Director

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	}
}
COUNTY OF SAN FRANCISCO	}

On November 10, 2020, before me, James Jenkins, personally appeared Margaret K. Becker, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ James Jenkins

James Jenkins

Comm. #2230637

Notary Public-California

Alameda County

My Comm. Expires Feb. 8, 2022

(Seal)

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF FLORIDA	}
}
COUNTY OF DUVAL	}

On November 12, 2020, before me, Nathan Turner, personally appeared Tamara Klement-Ellis, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person(s), or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Nathan Turner

Nathan Turner

My Commission # GG290182

Expires January 9, 2023

(Seal)

EXHIBIT A

[FORM OF FLOATING RATE FIRST MORTGAGE BOND DUE 2021]

[FORM OF FACE OF BOND]

THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE MORTGAGE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE MORTGAGE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL BOND IS EXCHANGEABLE FOR BONDS REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR ITS NOMINEE ONLY IN LIMITED CIRCUMSTANCES DESCRIBED IN THE MORTGAGE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR BONDS IN CERTIFICATED FORM, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

PRINCIPAL AMOUNT: $[●]	ORIGINAL ISSUE DATE: November 16, 2020	INTEREST RATE: LIBOR plus 1.375% per annum

MATURITY DATE: November 15, 2021	INTEREST PAYMENT DATES: February 15, May 15, August 15 and November 15 of each year, commencing February 15, 2021	THIS BOND IS A: [X] Global Book-Entry Bond [ ] Certificated Bond

REGISTERED OWNER: Cede & Co., as nominee of The Depository Trust Company

PACIFIC GAS AND ELECTRIC COMPANY

FLOATING RATE FIRST MORTGAGE BOND DUE 2021

(Floating Rate)

No. [●]	Principal Amount: $[●]

CUSIP [●]

PACIFIC GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of California (herein called the “Company,” which term includes any successor Person pursuant to the applicable provisions of the Mortgage Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the Principal Amount stated above on the Maturity Date stated above, and to pay interest thereon from and including the Original Issue Date stated above or, in the case of a Floating Rate First Mortgage Bond Due 2021 issued upon the registration of transfer or exchange, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on the Interest Payment Dates set forth above and on the Maturity Date stated above, as described on the reverse hereof until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Mortgage Indenture, be paid to the Person in whose name this Floating Rate First Mortgage Bond Due 2021 (this “Bond”) (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest, which shall be February 1, May 1, August 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable at the Maturity Date will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, as set forth in Section 3.07 of the Mortgage Indenture, notice whereof shall be given to Holders of Bonds of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of the Mortgage Indenture and any securities exchange, if any, on which the Bonds of this series may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in said Mortgage Indenture.

Payments of interest on this Bond will include interest accrued to but excluding the respective Interest Payment Dates.

Payment of principal of, premium, if any, and interest on the Bonds of this series shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on the Bonds of this series represented by a Global Bond shall be made by wire transfer of immediately available funds to the Holder of such Global Bond, provided that, in the case of payments of principal and premium, if any, such Global Bond is first surrendered to the Paying Agent. If any of the Bonds of this series are no longer represented by a Global Bond, (i) payments of principal, premium, if any, and interest due on the Maturity Date of such Bonds shall be made at the office of the Paying Agent upon surrender of such Bonds to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Bond Register or (B) by wire transfer to registered Holders of at least $10,000,000 in principal amount of Bonds at such place and to such account at a banking institution in the United States as such Holders may designate in writing to the Trustee at least sixteen (16) days prior to the date for payment.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Bond shall not be entitled to any benefit under the Mortgage Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

PACIFIC GAS AND ELECTRIC COMPANY

By
	Name:	David Thomason
	Title:	Vice President, Chief Financial Officer and Controller

By
	Name:	Margaret K. Becker
	Title:	Senior Director and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Bonds of the series designated as Bonds of the Floating Rate First Mortgage Bonds due 2021 referred to in the within-mentioned Mortgage Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF FLOATING RATE FIRST MORTGAGE BOND DUE 2021]

This Floating Rate First Mortgage Bond due 2021 is one of a duly authorized issue of Bonds of the Company (the “Bonds”), issued and issuable in one or more series under and equally secured by an Indenture of Mortgage, dated as of June 19, 2020 (such Mortgage Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Bonds, being herein called the “Mortgage Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Mortgage Indenture), and reference is hereby made to the Mortgage Indenture for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of Bonds thereunder and of the terms and conditions upon which Bonds are, and are to be, authenticated and delivered. The acceptance of this Bond shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Mortgage Indenture.

Except as set forth below, this Bond will bear interest for each interest period at a rate determined by the Calculation Agent (as defined below). The Calculation Agent is The Bank of New York Mellon Trust Company, N.A., until such time as the Company appoints a successor calculation agent (herein called the “Calculation Agent”, which term includes any successor Calculation Agent under the Mortgage Indenture). Interest payments on this Bond will be made quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2021. The interest rate for this Bond (the “Interest Rate”) for a particular interest period will be a per annum rate equal to LIBOR as determined on the applicable Interest Determination Date (as defined below) by the Calculation Agent plus 1.375% (the “Margin”). The Interest Rate on this Bond will be reset on the first day of each interest period other than the initial interest period (each an “Interest Reset Date”). Interest on this Bond will be payable quarterly February 15, May 15, August 15 and November 15 of each year, beginning February 15, 2021. An interest period is the period commencing on an Interest Payment Date (or, in the case of the initial interest period, commencing on November 16, 2020) and ending on the day preceding the next Interest Payment Date.

The interest determination date for an interest period will be the second London Business Day preceding such interest period (the “Interest Determination Date”). Promptly upon determination, the Calculation Agent will inform the Trustee and the Company or its designee (which may be an independent financial advisor or such other designee of the Company (any of such entities, a “Designee”)) will inform the Trustee, of the Interest Rate for the next interest period. Absent manifest error, the determination of the Interest Rate by the Calculation Agent, or in certain circumstances described below, by the Company (or the Designee), shall be binding and conclusive on the Holders of the Bonds of this series, the Trustee and the Company. For the avoidance of doubt, in no event shall the Calculation Agent or the Trustee be the Designee. A “London Business Day” is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

In no event shall the Calculation Agent be responsible for determining any substitute for LIBOR, or for making any adjustments to any alternative benchmark or spread thereon, the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark. In connection with the foregoing, the Calculation Agent shall be entitled to conclusively rely on any determinations made by the Company (or the Designee) and shall have no liability for such actions taken at the direction of the Company.

Any determination, decision or election that may be made by the Company (or the Designee) in connection with a Benchmark Transition Event or a Benchmark Replacement, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Company’s (or the Designee’s) sole discretion, and, notwithstanding anything to the contrary herein, will become effective without consent from any other party. None of the Trustee or the Calculation Agent will have any liability for any determination made by or on behalf of the Company (or the Designee) in connection with a Benchmark Transition Event or a Benchmark Replacement.

On any Interest Determination Date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable interest period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on that Interest Determination Date.

Upon written request from any Holder of the Bonds of this series, the Calculation Agent will provide the Interest Rate in effect for the Bonds of this series for the current interest period and, if it has been determined, the Interest Rate to be in effect for the next interest period.

All percentages resulting from any calculation of any Interest Rate for the Bonds of this series will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 8.986865% (or 0.08986865) being rounded to 8.98687% (or 0.0898687)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The Interest Rate on the Bonds of this series will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States laws of general application. Additionally, the Interest Rate on the Bonds of this series will in no event be lower than zero.

Interest on the Bonds of this series will accrue from November 16, 2020, or from the most recent Interest Payment Date to which interest has been paid or provided for. If any Interest Payment Date (other than the Maturity Date) falls on a date that is not a Business Day, the payment will be made on the next Business Day, except that if that Business Day is in the immediately succeeding calendar month, the interest payment will be made on the next preceding Business Day, in each case with interest accruing to the applicable Interest Payment Date (as so adjusted). If the Maturity Date of the Bonds of this series falls on a day that is not a Business Day, then the related payment of principal and interest will be made on the next day that is a Business Day with the same effect as if made on the date that the payment was first due, and no interest will accrue on the amount so payable for the period from the Maturity Date. Interest on the Bonds of this series will be calculated on the basis of the actual number of days in each quarterly interest period and a 360-day year.

If LIBOR cannot be determined on the Interest Determination Date as described above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Company, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable interest period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on the Interest Determination Date by three major banks in The City of New York selected by the Company for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided that if the banks selected by the Company are not providing quotations in the manner described by this sentence, LIBOR will be the same as the rate determined for the immediately preceding Interest Reset Date or if there is no immediately preceding Interest Reset Date, LIBOR will be the same as the rate determined for the initial interest period.

Notwithstanding the preceding two paragraphs, if the Company (or the Designee) determines on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then current Benchmark, then the provisions set forth below under “Effect of Benchmark Transition Event”, which is referred to as the “Benchmark Transition Provisions,” will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the rate and amount of interest payable on the bonds of this series during the relevant interest period. In accordance with the Benchmark Transition Provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period will be an annual rate equal to the sum of the Benchmark Replacement and the Margin.

Effect of Benchmark Transition Event:

If the Company (or the Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Bonds of this series in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company (or the Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision, election or calculation that may be made by the Company (or the Designee) pursuant to this Section titled “Effect of Benchmark Transition Event”, including any determination with respect to tenor, rate or adjustment or of the occurrence or nonoccurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or the Designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Securities, shall become effective without consent from the Holders of the Bonds of this series or any other party.

As provided in the Mortgage Indenture and subject to certain limitations therein set forth, this Bond or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Mortgage Indenture and to be no longer Outstanding thereunder, and the Company’s entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient to pay when due the principal of and premium, if any, and interest on this Bond when due.

If an Event of Default shall occur and be continuing as provided in the Mortgage Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of Bonds then Outstanding, considered as one class, may declare the principal amount of all Bonds then Outstanding to be due and payable immediately by notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that with respect to certain Events of Default relating to bankruptcy, insolvency and similar events, the principal amount of all Bonds then Outstanding shall be due and payable immediately without further action by the Trustee or the Holders.

The Mortgage Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Mortgage Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding, considered as one class; provided, however, that if there shall be Bonds of more than one series Outstanding under the Mortgage Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Bonds of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Bonds of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Bonds of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Bonds of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Bonds of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Mortgage Indenture permits the Company and the Trustee to enter into one or more supplemental indentures for certain purposes without the consent of any Holders of Bonds. The Mortgage Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of Bonds, on behalf of the Holders of all such Bonds, to waive certain past defaults under the Mortgage Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

As provided in and subject to the provisions of the Mortgage Indenture, the Holder of this Bond shall not have the right to institute any proceeding with respect to the Mortgage Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of at least 25% in aggregate principal amount of the Bonds at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of at least a majority in aggregate principal amount of Bonds at the time Outstanding a direction inconsistent with such written request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Bond for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Mortgage Indenture and no provision of this Bond or of the Mortgage Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Bond at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Mortgage Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Bond Register, upon surrender of this Bond for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Bond are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Bond Registrar, as the case may be, duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Bonds of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Bonds of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Mortgage Indenture and subject to certain limitations therein set forth, Bonds of this series are exchangeable for a like aggregate principal amount of Bonds of this series and of like tenor of a different authorized denomination, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Bond shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws thereunder, except to the extent that the Trust Indenture Act shall be applicable.

As provided in the Mortgage Indenture, no recourse shall be had for the payment of the principal of, premium, if any, or interest with respect to this Bond, or any part thereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Mortgage Indenture, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Mortgage Indenture and all the Bonds are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Mortgage Indenture and the issuance of this Bond.

All terms used in this Bond which are not defined herein shall have the meanings assigned to them in the Mortgage Indenture.

ASSIGNMENT FORM

To assign this Bond, fill in the form below: (I) or (we) assign and transfer this Bond to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                        to transfer this Bond on the books of the Company. The agent may substitute another to act for him.

Date:

Your signature:
(Sign exactly as your name appears on the face of this Bond)

Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Bond Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Bond Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-12